EXHIBIT 32
Certification of Periodic Financial Report
Pursuant to 18 U.S.C. Section 1350
     Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of Parametric Technology Corporation (the “Company”) certifies that, to his knowledge, the Amendment No. 1 to Quarterly Report on Form 10-Q of the Company for the quarter ended December 30, 2006 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 11, 2007	/s/ C. Richard Harrison
C. Richard Harrison
Chief Executive Officer

Date: December 11, 2007	/s/ Cornelius F. Moses, III
Cornelius F. Moses, III
Executive Vice President and Chief Financial Officer